EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated July 29, 2022, on the financial statements of Major League Football, Inc. as of April 30, 2022 and 2021, and for each of the two years in the period ended April 30, 2022, included in this Registration Statement of Major League Football, Inc., on Post-effective Amendment No. 1 to Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

February 27, 2023